Exhibit 99.2

Galena Biopharma Announces Pricing of Public Offering of Common Stock and Warrants

Portland, Oregon, March 13, 2015— Galena Biopharma, Inc. (NASDAQ: GALE), a biopharmaceutical company developing and commercializing innovative, targeted oncology therapeutics that address major medical needs across the full spectrum of cancer care, today announced the pricing of an underwritten public offering of 24,358,974 units at a public offering price of $1.56 per unit, for total gross proceeds of $38.0 million. Each unit consists of one share of common stock and a warrant to purchase 0.5 of a share of common stock at an exercise price of $2.08 per share. The warrants are immediately exercisable and expire on the fifth anniversary of the date of issuance. The shares of common stock and warrants are immediately separable and will be issued separately.

The offering is expected to close on March 18, 2015, subject to customary closing conditions. Galena has granted the underwriters a 30-day option to purchase up to an additional 3,653,846 shares of common stock and/or additional warrants to purchase up to 1,826,923 shares of common stock to cover over-allotments, if any.

Raymond James & Associates, Inc. is acting as the sole book-running manager for the offering. Roth Capital Partners is acting as lead manager, and Maxim Group LLC, MLV & Co. LLC, and Noble Life Science Partners are acting as co-managers.

The company intends to use the net proceeds from this offering to fund its operations, including the ongoing commercialization of Abstral® (fentanyl) Sublingual Tablets and Zuplenz® (ondansetron) Oral Soluble Film, its ongoing Phase 3 PRESENT study and other clinical trials of its product candidates, and for other working capital and general corporate purposes.

The securities described above are being offered by the company pursuant to a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement related to the offering has been filed with the SEC. A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the preliminary prospectus supplement may be obtained from Raymond James, Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida, or by telephone at (800) 248-8863, or e-mail at prospectus@raymondjames.com, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Galena Biopharma

Galena Biopharma, Inc. (NASDAQ: GALE) is a biopharmaceutical company developing and commercializing innovative, targeted oncology therapeutics that address major medical needs across the full spectrum of cancer care. Galena’s development portfolio ranges from mid- to late-stage clinical assets, including a robust immunotherapy program led by NeuVax™ (nelipepimut-S) currently in an international, Phase 3 clinical trial. The Company’s commercial drugs include Abstral® (fentanyl) Sublingual Tablets and Zuplenz® (ondansetron) Oral Soluble Film. Collectively, Galena’s clinical and commercial strategy focuses on identifying and advancing therapeutic opportunities to improve cancer care, from direct treatment of the disease to the reduction of its debilitating side-effects. For more information, visit www.galenabiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other customary closing conditions, and there can be no assurance that the offering will be completed on the terms described in this press release. These forward-looking statements also are subject to risks, uncertainties and assumptions relating to the commercialization and development of the company’s products and product candidates, including those detailed from time to time in the company’s filings with the SEC, and represent the company’s views only as of the date they are made and should not be relied upon as representing the company’s views as of any subsequent date. The company’s actual results may differ materially  from those contemplated by these forward-looking statements. The company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

Abstral is a trademark of Galena Biopharma, Inc. All other trademarks are the property of their respective owners.

Contact:

Remy Bernarda

SVP, Investor Relations & Corporate Communications

(503) 405-8258

rbernarda@galenabiopharma.com